                                                                   EXHIBIT 21.01

                              LIST OF SUBSIDIARIES

1.  Crescent Real Estate Equities, Ltd., a Delaware corporation

2. Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership

3.  CRE Management I Corp., a Delaware corporation

4.  CRE Management II Corp., a Delaware corporation

5.  CRE Management III Corp., a Delaware corporation

6.  CRE Management IV Corp., a Delaware corporation

7.  CRE Management V Corp., a Delaware corporation

8.  CRE Management VI Corp., a Delaware corporation

9.  CRE Management VII Corp., a Delaware corporation

10. Crescent Real Estate Funding I, L.P., a Delaware limited partnership

11. Crescent Real Estate Funding II, L.P., a Delaware limited partnership

12. Crescent Real Estate Funding III, L.P., a Delaware limited partnership

13. Crescent Real Estate Funding IV, L.P., a Delaware limited partnership

14. Crescent Real Estate Funding V, L.P., a Delaware limited partnership

15. Crescent Real Estate Funding VI, L.P., a Delaware limited partnership

16. Crescent Real Estate Funding VII, L.P., a Delaware limited partnership

17. Crescent Entertainment Company, L.P., a Texas limited partnership

18. Crescent Entertainment Management L.L.C., a Texas limited liability company

19. CEC Management, L.L.C., a Texas limited liability company

20. Crescent Duddleston Hotel Partnership, L.P., a Texas limited partnership

21. CresCal Properties, L.P., a Delaware limited partnership

22. CresCal Properties, Inc., a Delaware corporation

23. Woodlands Office Equities - '95 Limited, a Texas limited partnership

24. Woodlands Retail Equities - '96 Limited, a Texas limited partnership

25. CresWood Development, L.L.C. - a Texas limited liability company

26. 301 Congress Avenue, L.P., a Delaware limited partnership

27. Crescent/301, LLC, a Delaware limited liability company

28. Crescent Commercial Realty Corp., a Delaware corporation

29. Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership

30. CresTex Development L.L.C., a Delaware limited liability company

31. G/C Waterside Associates LLC, a Texas limited liability company

32. Crescent 1717 Main, L.L.C., a Texas limited liability company

33. Crescent E&M, L.L.C., a Texas limited liability company

34. Crescent Ervay & Main, L.P., a Texas limited partnership

35. Main Street Partners, L.P., a Texas limited partnership

36. Main Street Partners Management Company, L.P., a Texas limited partnership.

37. Spectrum Mortgage Associates, L.P., a Delaware limited partnership

38. Crescent Washington Harbour, LLC, a Delaware limited partnership

39. Crescent Potomac Harbour, LLC, a Delaware limited partnership

40. Crescent Costa Mesa, LLC, a Delaware limited partnership

41. Crescent Woodfield, LLC, a Delaware limited partnership

42. Hudson Bay Partners II, L.P., a Delaware limited partnership

43. Hudson Bay Partners IV, L.P., a Delaware limited partnership




                                       2